RESTATED ARTICLES OF INCORPORATION
                                       OF
                           WILLAMETTE INDUSTRIES, INC.


                                    ARTICLE I

                  The name of this corporation is Willamette Industries, Inc., and its duration shall be perpetual.


                                   ARTICLE II


                  The purpose or purposes for which the corporation is organized are:

                  (a) To manufacture, buy, sell, and otherwise deal in and with particleboard, plywood, lumber, timber, paper and forest products of every nature and description.

                  (b) To erect, install and operate lumber mills, sawmills, paper mills, planing mills, pulp and plywood mills, box plants, and any other forms of manufacturing operations to convert forest products into manufactured materials of any nature.

                  (c) To purchase, sell, lease, mortgage, develop and otherwise deal in timbered lands and all other forms of real estate and to engage in the business of importing and exporting timber and timber products.

                  (d) To purchase, sell, manufacture, mine, exploit, refine, distill, explore for, drill and in every way deal in and with natural gas, petroleum products, other mineral products, plastics, chemicals and chemical materials of every kind and combination produced or manufactured therefrom and to erect, install and operate plants, machinery, equipment and appliances of any nature for the production or manufacture of chemical materials or combinations.

                  (e) To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

                  (f) To become a partner (either general or limited, or both) or a joint venturer and to enter into agreements of partnership or joint venture with one or more other persons or corporations for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or authorized or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business.

                  (g) To engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act.

                                   ARTICLE III

                  A. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is 155,000,000, which shall be divided into classes as follows:

                  Title of Class                 No. of Shares
                  --------------                 -------------

                Preferred Stock,                    5,000,000
                   $.50 par value

                Common Stock,                     150,000,000
                   $.50 par value

                  B.   Preferences,   Limitations  and  Relative   Rights.   The
preferences, limitations and relative rights of the shares of each class shall be as follows:

                  (1) Preferred Stock.

                           (a) Division into Series. The Board of Directors shall have authority to divide the Preferred Stock into as many series as the Board of Directors shall from time to time determine, and to issue the Preferred Stock in such series. The Board of Directors shall determine the number of shares comprising each series which number may, unless otherwise provided by the Board of Directors in creating such series, be increased or decreased from time to time by action of the Board of Directors. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series.

                           (b) Authority of Board of Directors to Determine Preferences, Limitations and Relative Rights. The Board of Directors shall have authority to determine, except as otherwise prescribed in this Article III or by law, the preferences, limitations and relative rights of the shares of Preferred Stock before the issuance of any shares of such class or the preferences, limitations and relative rights of the shares of any series of Preferred Stock before the issuance of any shares of such series. All shares of any such series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of such series, of those of other series of the Preferred Stock.

                  (2) Common Stock. Subject to the preferences, limitations and relative rights of the Preferred Stock, or any series thereof, the holders of Common Stock shall have all rights of shareholders, including, without limitation, (i) unlimited voting rights on all corporate matters on the basis of one vote per share, except as such voting rights may be limited or required to be shared with another class or series as provided by law or by any preferences, limitations and relative rights established in respect of Preferred Stock or any series thereof and (ii) the right to receive the net assets of the corporation upon dissolution, subject to any prior right or right to receive such net assets together with Preferred Stock pursuant to any preference, limitation or relative right established in respect of Preferred Stock, or any series thereof.

                  C. Series A Junior Participating Preferred Stock. Effective February 26, 2000, the number of authorized shares of the series of Preferred Stock of the corporation previously designated as "Series A Junior Participating Preferred Stock, $.50 par value," no shares of which have been issued, shall be zero.

                  D. Series B Junior Participating Preferred Stock. The designation and amount of a series of the Preferred Stock created by the Board of Directors and the preferences, limitations and relative rights thereof shall be as follows:

                  (1) Designation and Amount. There shall be a series of Preferred Stock of the corporation which shall be designated as "Series B Junior Participating Preferred Stock, $.50 par value" (the "Series B Preferred Stock"), and the number of shares constituting such series shall be 1,500,000. Such number of shares may be increased or decreased by Articles of Amendment adopted by the Board of Directors without shareholder action; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the shares outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the corporation.

                  (2) Dividends and Distributions.

                           (a) Amount.  Subject to the prior and superior rights
         of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock of the corporation and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 per share ($.01 per one one-hundredth of a share), or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock, and
         (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per share equal to 100 times the aggregate per share amount of all noncash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the corporation shall at any time after February 25, 2000 (the "Rights Declaration Date"), declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock are entitled under clauses (i)(b) or (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (b) Mandatory Declaration. The corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in Section 2(a) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share ($.01 per one one-hundredth of a share) on the Series B Preferred Stock shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

                           (c) Accrual and Accumulation; Record Date. Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

                  (3) Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

                           (a) Number of Votes Per Share; Adjustment. Subject to
         the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series B Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (b) Voting With Common Stock as One Class. Except as otherwise provided in these articles of incorporation or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the shareholders of the corporation.

                           (c) No Special Voting Rights. Except as otherwise provided in these articles of incorporation or by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action.

                  (4) Certain Restrictions.

                           (a) Dividend Arrearage. Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the corporation shall not:

                                    (i)  declare or pay  dividends  on, make any
                  other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

                                    (ii) declare or pay dividends on or make any
                  other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                    (iii)   redeem  or  purchase  or   otherwise
                  acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

                                    (iv)  purchase  or  otherwise   acquire  for
                  consideration any shares of Series B Preferred Stock, or any share of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                           (b) Purchases of Corporation Stock by Subsidiary. The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

                  (5) Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The corporation shall take all such action as is necessary so that all such shares shall after their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of a new series of Preferred Stock to be created by Articles of Amendment adopted by the Board of Directors without shareholder action, subject to the conditions and restrictions on issuance set forth herein.

                  (6) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B
Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received the higher of (i) $1.00 per share ($.01 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock are entitled under clause (A)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (7) Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (8) No Redemption. The shares of Series B Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the corporation may acquire shares of Series B Preferred Stock in any other manner permitted by law or the articles of incorporation.

                  (9) Rank. Unless otherwise provided in the articles of incorporation or an amendment thereof relating to a subsequent series of Preferred Stock of the corporation, the Series B Preferred Stock shall rank junior to all other series of the corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution, or winding up, and senior to the Common Stock of the corporation.

                  (10) Amendment. The articles of incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class.

                  (11) Fractional Shares. Series B Preferred Stock may be issued in one-hundredths of a share or other fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

                                   ARTICLE IV

                  A. Preemptive Rights. No shareholder of the corporation shall, by reason of his holding shares of any class, have any preemptive or preferential rights to purchase or subscribe to any shares of the corporation now or hereafter to be authorized or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class now or hereafter to be authorized (whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder) other than such rights, if any, as the Board of Directors in its discretion from time to time may grant and at such price as the Board of Directors may fix; and the Board of Directors may issue shares of the corporation or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares without offering any such shares, either in whole or in part, to the existing shareholders.

                  B. Purchase of Shares. The corporation may purchase its own shares of Common Stock out of unreserved and unrestricted capital surplus without a vote of the shareholders of the corporation upon such terms and conditions as may be fixed by the Board of Directors.

                                    ARTICLE V

                  A. Statutory Indemnification. Each person (an "Indemnified Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall, subject to Section F of this Article, be indemnified by the corporation to the full extent authorized under ORS 57.255 and ORS 57.260 as now in effect or as hereafter amended against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by such Indemnified Person, provided the Indemnified Person has met the applicable standard of conduct required under ORS 57.255.

                  B. Standard of Conduct. The determination as to whether or not an Indemnified Person has met the applicable standard of conduct required under ORS 57.255 shall be made as promptly as practicable. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the Proceeding or, in case either such a quorum is not obtainable or the Indemnified Person so requests, such determination shall be made by independent legal counsel (who may be the outside counsel regularly employed by the corporation) in a written opinion. Such independent legal counsel shall be selected jointly by the corporation and the Indemnified Person. In the event the parties are unable to agree on such independent legal counsel, such independent legal counsel shall be selected by lot by the outside counsel regularly employed by the corporation from among the Portland, Oregon, law firms (other than the outside counsel's firm or any other firm regularly employed by the corporation or by the Indemnified Person) having more than 50 attorneys and having a rating of "av" in the then current Martindale-Hubbell Law Directory. The selection by lot shall be made in the presence of the Indemnified Person or his counsel. The outside counsel regularly employed by the corporation and the Indemnified Person or his counsel shall contact, in the order of their selection by lot, such law firms requesting each such firm to accept engagement to make the determination hereunder until one of such firms accepts the engagement. The fees and expenses of such independent legal counsel shall be paid by the corporation and, if requested by such independent legal counsel, the corporation shall give such counsel an appropriate written agreement with respect to the payment of such counsel's fees and expenses and such other matters as may be reasonably requested by such counsel. An Indemnified Person shall be deemed to have met the applicable standard of conduct unless the Board of Directors or independent legal counsel, as the case may be, determines on the basis of clear and convincing evidence that the Indemnified Person did not meet such standard. Nothing in this Article shall limit or prejudice an Indemnified Person in applying to a court pursuant to ORS 57.260(l)(d) for a determination that indemnification is proper.

                  C. Expenses. The expenses incurred by the Indemnified Person in defending a Proceeding shall be paid by the corporation in advance of the final disposition of the Proceeding subject to the determination that the Indemnified Person has met the applicable standard of conduct, if required under ORS 57.260(2), made pursuant to Section B, and subject to the delivery of the undertaking referred to in Section H, of this Article. The determination of whether such expenses shall be paid in advance shall be made promptly and in any event within 30 days after the Indemnified Person submits to the corporation a written request to authorize such advance payments and shall be made without regard to the Indemnified Person's ability to repay such advance payments. The corporation shall cooperate in the defense of any such Proceeding.

                  D. Nonstatutory Indemnification. Pursuant to ORS 57.260(3), the corporation, in addition to its obligations under Section A of this Article (but subject to Sections F and H of this Article), shall indemnify an Indemnified Person against any and all claims, liability and expense whatsoever by reason of or arising from the fact that the Indemnified Person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of or arising from any action taken or not taken in his or her capacity as such director, officer, partner, trustee, employee or agent. Without limiting the generality of the foregoing, the payments which the corporation shall be obligated to make under this Section D shall include damages, judgments, fines, settlements and costs, costs of investigation, legal fees and other costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds.

                  E. Notice of Claim for Nonstatutory Indemnification. An Indemnified Person, upon service upon him of a summons or other initial legal process in any Proceeding in respect of which indemnity may be sought under Section D of this Article, shall promptly give written notice (herein called the "Notice") of such service to the corporation. No indemnification provided for in Section D of this Article shall be available if the Indemnified Person fails to give the Notice and if the corporation was unaware of the Proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice. The corporation shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the "Notice of a Defense") to the Indemnified Person, to assume the defense of the Proceeding, in which event such defense shall be conducted, at the expense of the corporation, by counsel chosen by the corporation and satisfactory to the Indemnified Person; provided, however, that:

                           (1) If the Indemnified Person shall reasonably conclude that there may be a conflict between the positions of the Indemnified Person and of the corporation (or of any other party to the Proceeding who is indemnified by the corporation) in conducting the defense of such Proceeding, or that there may be legal defenses available to the Indemnified Person different from or in addition to those available to the corporation (or to any other party to the Proceeding who is indemnified by the corporation), then counsel chosen by the Indemnified Person shall be entitled to conduct the defense of the

         Indemnified Person at the expense of the corporation to the extent determined by such counsel to be necessary or desirable to protect the interest of the Indemnified Person, and

                           (2) In any event, the Indemnified Person shall be entitled at his or her expense to have counsel chosen by him participate in, but not conduct, the defense.

If, within a reasonable time after receipt of the Notice, the corporation gives a Notice of Defense and the counsel chosen by it is satisfactory to the Indemnified Person, the corporation will not be liable for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense of the Proceeding except that (i) the corporation shall bear the reasonable legal and other expenses incurred in connection with the conduct of the defense referred to in clause (1) of the proviso to the preceding sentence and (ii) the corporation shall bear such other expenses as it has authorized the Indemnified Person to incur. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the corporation shall bear any reasonable legal or other expenses incurred by the Indemnified Person in connection with the defense of the Proceeding. The corporation shall pay the legal and other expenses for which it is responsible hereunder currently upon receipt of a statement therefor.

                  F. Limitations on Indemnification. An Indemnified Person shall not be entitled to any indemnification under this Article:

                  (1) Certain Conduct. To the extent liability or expense is incurred by the Indemnified Person which is attributable to:

                           (a) Willful Misconduct, Etc. Conduct of the Indemnified Person which is finally adjudged to have constituted willful misconduct of a culpable nature, deliberate dishonesty or fraudulent conduct.

                           (b) Approval of Unlawful Distributions, Etc. The Indemnified Person having voted for or assented to any of the following in violation of ORS 57.231 (i) the declaration of a dividend or other distribution to the shareholders of the corporation contrary to the provisions of ORS Chapter 57 or these articles of incorporation, (ii) the purchase by the corporation of its own shares contrary to the provisions of ORS Chapter 57, (iii) the distribution of assets of the corporation to its shareholders during its liquidation without the payment and discharge of, or making adequate provision for, all known debts, obligations and liabilities of the corporation or (iv) the making of a loan to a director of the corporation without first obtaining approval of the shareholders if required by ORS 57.226.

                           (c) Liability for Short-Swing Profits. Any purchase and sale of securities of the corporation giving rise to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended.

                           (2) Final Adjudication of Unlawfulness. If a final decision by a court having jurisdiction in the matter (including an appellate court) shall determine that such indemnification is not lawful.

                  (3) Certain Settlements. For amounts paid in settlement of any Proceeding effected without the corporation's written consent provided the corporation does not unreasonably withhold such consent.

                  (4) Other Indemnification. For any liability or expense for which the Indemnified Person is indemnified under any provision of law, other article of these articles of incorporation, bylaw of the corporation, policy of insurance, other agreement or otherwise, except to the extent payment is not made thereunder.

                  (5) Proceedings Instituted by Indemnified Person. For any liability or expense in connection with a Proceeding instituted by the Indemnified Person whether attributable to a counterclaim or otherwise unless the Board of Directors approved the institution of the Proceeding.

                  G. Contractual Right to Indemnification; Binding Effect. The provisions of this Article are for the benefit of any person who serves as a director or officer of the corporation, the rights to indemnification provided in this Article shall be contract rights and such rights shall be enforceable by or on behalf of any such person. Such rights shall inure to the benefit of and be enforceable by the heirs and personal representatives of any such person and the provisions of this Article shall be binding upon the corporation and its successors and assigns. In the event the corporation consolidates with or merges into any other corporation or liquidates, dissolves or transfers substantially all its properties and assets to any person, then, and in any such case, proper provision shall be made so that the successors or assigns of the corporation assume the obligations of the corporation under this Article to the maximum extent permitted under applicable law.

                  H. Undertaking to Repay Expenses. The obligation of the corporation to pay expenses of an Indemnified Person in advance of the final disposition of a Proceeding shall be subject to the delivery to the corporation of an undertaking by or on behalf of the Indemnified Person to repay the corporation the amount of all expenses paid by the corporation in defending the Proceeding in the event and only to the extent it shall be ultimately determined that the Indemnified Person is not entitled to be indemnified by the corporation for such expenses.

                  I. Limitation of Actions; Waiver. No legal action shall be brought and no cause of action shall be asserted (other than legal actions or causes of action with respect to matters described in Section F of this Article) by or on behalf of the corporation or any of its affiliates (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) against an officer or director of the corporation after the expiration of two years from the date the officer or director ceases to serve in such capacity or to serve at the corporation's request as a director, officer, partner or agent of another corporation, partnership, joint venture, trust or other enterprise; and any cause of action of the corporation or any of its affiliates against an officer or director (other than a cause of action with respect to a matter described in Section F of this Article) shall be extinguished and deemed waived and released unless asserted by the filing of a legal action within such two-year period.

                  J. Attorneys' Fees; Burden of Proof. In the event any action is instituted to enforce any of the provisions of this Article, the party prevailing in the action and any appeal therefrom shall be entitled to recover from the other party reasonable attorneys' fees which shall be fixed by the court in which the action shall be pending. The corporation shall have the burden of proving by clear and convincing evidence that indemnification (including advance payments) under this
Article is improper. Neither the failure of the corporation (including the Board of Directors or independent legal counsel where applicable) to have made a determination as to whether indemnification (including advance payments) under this Article is proper nor an actual determination by the corporation (by the Board of Directors or by independent legal counsel where applicable) that such indemnification is not proper shall be a defense to any action by an Indemnified Person to enforce the provisions of this Article or create any presumption that such indemnification is not proper.

                  K. Indemnification of Other Employees and Agents; Cooperation; Severability. The corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the corporation who are not directors or officers with the same scope and effect as the indemnification provided in this Article to directors and officers. The corporation shall cooperate in the defense of any Proceeding other than a Proceeding by or in the right of the corporation to procure a judgment in its favor. Each of the provisions of this
Article is separate and distinct and is independent of the other provisions, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

                  L. Insurance; Other Indemnification. Nothing in this Article shall limit the corporation's power to purchase and maintain insurance as provided in ORS 57.260(4) or to otherwise indemnify its directors, officers, employees and agents. This Article shall not be exclusive of any other right of indemnification to which an Indemnified Person or any other employee or agent of the corporation may be entitled under any provision of law, other article of these articles of incorporation, bylaw of the corporation, policy of insurance, other agreement or otherwise.

                  M. Statutory References. References in this Article to a section of the Oregon Business Corporation Act shall include such section as subsequently amended and, if such section is repealed and a successor section with respect to the same subject matter is adopted, shall include such successor section.

                                   ARTICLE VI

                  A. Definitions. For purposes of this Article VI:

                  (1) The term "Beneficially Own," when used with respect to a person's interest in shares of capital stock shall mean that said person has or shares (or has the right to acquire under any option, warrant, conversion right or other right), directly or indirectly, the power to vote, the power to dispose of, the power to direct the voting or disposition of, or the right to enjoy the economic benefits of such shares.

                  (2) The term "Interested Person" shall mean any individual, corporation, partnership, joint venture, company, trust, association or entity (including any group of such persons acting together) which, together with its affiliates, Beneficially Owns in the aggregate 20 percent or more of the outstanding shares of capital stock of the corporation.

                  (3) The term "Substantial Assets" shall mean assets with a fair market value in excess of 5 percent of the total assets of the corporation as reported in the consolidated financial statements of the corporation as of the end of its most recent fiscal year ending prior to the time the determination is made.

                  (4) The term "Business Combination" shall mean (a) any merger or consolidation of the corporation or a subsidiary of the corporation with or into an Interested Person (or an affiliate of an Interested Person), (b) any sale, lease, exchange, transfer, encumbrance or other disposition of Substantial Assets either of the corporation (including without limitation any securities of a subsidiary) or of a subsidiary of the corporation, to an Interested Person (or an affiliate of an Interested Person), (c) the issuance of any securities of the corporation or a subsidiary of the corporation to an Interested Person (or an affiliate of an Interested Person), but not securities distributed pro rata as a dividend or distribution with respect to the common stock of the corporation or securities issued in connection with any bona fide benefit program for employees of the corporation or its subsidiaries, (d) any reclassification, exchange of shares or other recapitalization that would have the effect of increasing the proportion of shares of common stock or other capital stock of the corporation or a subsidiary of the corporation Beneficially Owned by an Interested Person (or an affiliate of an Interested Person), and (e) any agreement, contract or other arrangement providing for any of the foregoing transactions.

                  (5) The term "Continuing Director" shall mean a director who was a member of the Board of Directors of the corporation immediately prior to the time that the Interested Person involved in a Business Combination became an Interested Person.

                  B. Approval Required for Certain Transactions. In addition to any vote or approval required by law, any Business Combination shall require the affirmative vote of the holders of not less than 80 percent of the outstanding shares of capital stock of the corporation; provided, however, that such 80 percent voting requirement shall not apply if:

                  (1) The Business Combination is a merger, consolidation or exchange of shares involving the corporation which provides for the conversion of the shares of common stock of the corporation into cash, securities or other property with a fair market value per share of common stock not less than the highest per share consideration (appropriately adjusted for stock splits, stock dividends and other like changes) paid or given by the Interested Person and any of its affiliates for any of their shares of common stock of the corporation within one year prior to the date of the taking of the vote with respect to such Business Combination; or

                  (2) The Business Combination was approved by the Board of Directors of the corporation; provided that a majority of the Board of Directors consisted of Continuing Directors and at least two-thirds of the Continuing Directors voted to approve the Business Combination.

                  C. Removal of Directors. All or any number of the directors of the corporation may be removed, with or without cause, at a meeting called expressly for that purpose, by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of capital stock of the corporation. Notwithstanding the foregoing, whenever the holders of one or more series of Cumulative Preferred Stock or any other preferred stock of the corporation shall have the right, voting separately as a class, to elect one or more directors, the provisions of this Section C shall not apply with respect to the director or directors elected by such holders.

                  D. Amendment of Bylaws. The Board of Directors of the corporation shall have the power to alter, amend or repeal the bylaws of the corporation or adopt new bylaws subject to repeal or change by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of capital stock of the corporation.

                  E.  Repeal and  Amendment.  The  provisions  set forth in this
Article VI may not be repealed or amended in any manner at a time when any person is an Interested Person unless such repeal or amendment is approved by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of capital stock of the corporation.

                                   ARTICLE VII

                  A director of the corporation shall have no personal liability to the corporation or its shareholders for monetary damages for conduct as a director, provided this Article VII shall not eliminate or limit the liability of a director for (a) any breach of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) any unlawful distribution under ORS 60.367; or (d) any transaction from which the director derived an improper personal benefit. This Article VII shall not affect the liability of a director for any act or omission occurring prior to the date its provisions became effective. No subsequent repeal of or amendment to this
Article VII shall adversely affect any right or protection of a director of the corporation existing at the time of such repeal or amendment.